Western New England Bancorp, Inc. 8-K

Exhibit 99.1

For further information contact:

Western New England Bancorp, Inc.

James C. Hagan, President & CEO

Meghan Hibner, VP Investor Relations Officer

413-568-1911

WESTERN NEW ENGLAND BANCORP, INC. BOARD ELECTS TAPASES AS CHAIRMAN

Westfield, Massachusetts, June 30, 2017: Western New England Bancorp, Inc. (“WNEB”) (NASDAQ: WNEB), the holding company for Westfield Bank, announced today that Christos A. Tapases, a member of the Board of Directors since 2013, was unanimously elected by fellow directors to become Chairman of the Board, effective as of WNEB’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”).

Donald A. Williams, a director since 1983 and Chairman since 2005, has provided notice of his intention to retire from the Board at the 2018 Annual Meeting.

“I would like to personally thank Don for his many years of service as Chairman of the Board,” said James C. Hagan, President and CEO. “Under his leadership as both former Chief Executive Officer and most recently Chairman we have navigated through many environments, the recession, and expansions of our business, including our recent acquisition of Chicopee Savings Bank.” Mr. Hagan continued by saying, “Chris’ knowledge of banking and our culture and his experience on the Board’s Audit, Executive and Finance and Risk Management Committees will ensure that Westfield Bank stays committed to all of the communities that we serve, and I look forward to working with him.”

Mr. Tapases is a Principal at Corbin & Tapases, P.C., and has been practicing public accounting since 1982. He joined the firm in 1984 after gaining valuable experience with Arthur Andersen & Co. Mr. Tapases has been a certified public accountant since 1987 and is also the Plans and Training Officer for the City of Westfield Emergency Management Agency. Mr. Tapases received a Bachelor of Science in Business Administration from American International College.

Mr. Tapases said, “On behalf of the shareholders, I thank Don for his outstanding leadership and service to WNEB and Westfield Bank. I will dedicate myself to building upon his fine work. The Board and management are committed to delivering superior banking service to our customers, and we are confident that will build value for our investors.”

“It has been a privilege and a pleasure to work with the management of the Bank and my colleagues on the Board,” said Mr. Williams. “The Bank has enjoyed significant growth and change in recent years, which was largely facilitated by the cooperative efforts, dedication and commitment of the Board of Directors and management. While the financial service industry continues to be challenged with change and a historically low interest rate environment, I believe that Westfield Bank is well positioned to meet these future challenges.” He continued by saying, “I would also like to thank and acknowledge the support and loyalty of our customers and shareholders. May I extend my heartfelt congratulations and support to Mr. Tapases as the next Chairman of Westfield Bank and WNEB.”

About Western New England Bancorp, Inc.

Western New England Bancorp, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, CSB Colts, Inc., Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Western New England Bancorp, Inc. and its subsidiaries are headquartered in Westfield, Massachusetts and operate through 21 banking offices located in Agawam, Chicopee, East Longmeadow, Feeding Hills, Holyoke, Ludlow, South Hadley, Southwick, Springfield, Ware, West Springfield and Westfield, Massachusetts, and Granby and Enfield, Connecticut. To learn more, visit our website at www.westfieldbank.com.

Caution About Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of Western New England Bancorp, Inc. and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond WNEB’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Except as required by law, WNEB does not update forward-looking statements to reflect subsequent circumstances or events.